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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, No. 333-57012) of Varian Medical Systems, Inc. of our report dated October 17, 2003, except for the second paragraph of Note 20, which is as of October 24, 2003, and for the third paragraph of Note 20, which is as of November 12, 2003, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 26, 2003

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  EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS